Exhibit A-2(c)




                     ENTERGY LOUISIANA, INC.

                               TO

                HARRIS TRUST COMPANY OF NEW YORK

          (successor to Bank of Montreal Trust Company)

                               AND

                      THE BANK OF NEW YORK
 (herein becoming successor to Harris Trust Company of New York)


                               AND

                       MARK F. McLAUGHLIN
               (successor to Z. George Klodnicki)


                               AND

                      STEPHEN J. GIURLANDO
        (herein becoming successor to Mark F. McLaughlin)


As Trustees under Entergy Louisiana, Inc.'s Mortgage and Deed of
                              Trust
                    dated as of April 1, 1944

                        ________________

               Fifty-fifth Supplemental Indenture

                Providing among other things for
        First Mortgage Bonds, 81/2% Series due June 1, 2003
                      (Sixty-first Series)


                    Dated as of May 15, 2000

               FIFTY-FIFTH SUPPLEMENTAL INDENTURE


Indenture Dated as of May 15, 2000, between ENTERGY LOUISIANA, INC., a corporation of the State of Louisiana (successor by merger to LOUISIANA POWER & LIGHT COMPANY, a corporation of the State of Florida), whose post office address is 639 Loyola Avenue, New Orleans, Louisiana 70113 (hereinafter sometimes called the "Company"), and HARRIS TRUST COMPANY OF NEW YORK, a New York corporation (successor to BANK OF MONTREAL TRUST COMPANY, a New York corporation), whose principal office is located at 88 Pine Street, New York, New York 10005 (hereinafter sometimes called the "Corporate Trustee"), which is hereby resigning as Corporate Trustee effective at the close of business on May 15, 2000, and THE BANK OF NEW YORK, a New York banking corporation, whose principal office is located at 101 Barclay Street, Floor 21 West, New York, New York 10286 (successor Corporate Trustee hereby to Harris Trust Company of New York), and MARK F. McLAUGHLIN (successor to Z. GEORGE KLODNICKI), whose address is 44 Norwood Avenue, Westwood, New Jersey 07711 (hereinafter sometimes called the "Co-Trustee"), who is hereby resigning as Co-Trustee effective at the close of business on May 15, 2000, and STEPHEN J. GIURLANDO (successor Co-Trustee hereby to Mark F. McLaughlin), whose address is 63 Euclid Avenue, Massapequa, New York 11758) (the Corporate Trustee and the Co-Trustee being hereinafter together sometimes called the "Trustees"), as resigning and successor Trustees, as the case may be, under the Mortgage and Deed of Trust, dated as of April 1, 1944 (hereinafter called the "Mortgage"), which Mortgage was executed and delivered by Louisiana Power & Light Company, a corporation of the State of Florida (hereinafter sometimes called the "Florida Company"), to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is hereby made, this Indenture (hereinafter called the "Fifty-fifth Supplemental Indenture") being supplemental thereto;

     WHEREAS, the Mortgage was recorded in various Parishes in the State of Louisiana, which Parishes are the same Parishes in which this Fifty-fifth Supplemental Indenture is to be recorded;
and

     WHEREAS, by the Mortgage, the Florida Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the lien of the Mortgage any property thereafter acquired and intended to be subject to the lien thereof; and

     WHEREAS, the Florida Company executed and delivered the following supplemental indentures:

          Designation                       Dated as of

     First Supplemental Indenture        March 1, 1948
     Second Supplemental Indenture       November 1, 1950
     Third Supplemental Indenture        September 1, 1953
     Fourth Supplemental Indenture       October 1, 1954
     Fifth Supplemental Indenture        January 1, 1957
     Sixth Supplemental Indenture        April 1, 1960
     Seventh Supplemental Indenture      June 1, 1964
     Eighth Supplemental Indenture       March 1, 1966
     Ninth Supplemental Indenture        February 1, 1967
     Tenth Supplemental Indenture        September 1, 1967
     Eleventh Supplemental Indenture     March 1, 1968
     Twelfth Supplemental Indenture      June 1, 1969
     Thirteenth Supplemental Indenture   December 1, 1969
     Fourteenth Supplemental Indenture   November 1, 1970
     Fifteenth Supplemental Indenture    April 1, 1971
     Sixteenth Supplemental Indenture    January 1, 1972
     Seventeenth Supplemental Indenture  November 1, 1972
     Eighteenth Supplemental Indenture   June 1, 1973
     Nineteenth Supplemental Indenture   March 1, 1974
     Twentieth Supplemental Indenture    November 1, 1974

which supplemental indentures were recorded in various Parishes in the State of Louisiana; and

     WHEREAS, the Florida Company was merged into the Company on February 28, 1975, and the Company thereupon executed and delivered a Twenty-first Supplemental Indenture, dated as of March 1, 1975, pursuant to which the Company, among other things, assumed and agreed duly and punctually to pay the principal of and interest on the bonds at the time issued and outstanding under the Mortgage, as then supplemented, in accordance with the provisions of said bonds and of any appurtenant coupons and of the Mortgage as so supplemented, and duly and punctually to observe, perform and fulfill all of the covenants and conditions of the Mortgage, as so supplemented, to be kept or performed by the Florida Company, and said Twenty-first Supplemental Indenture was recorded in various Parishes in the State of Louisiana; and

     WHEREAS,   the  Company  has  succeeded  to  and  has   been
substituted for the Florida Company under the Mortgage with the same effect as if it had been named as mortgagor corporation therein; and

     WHEREAS, the Company executed and delivered the following supplemental indentures:

          Designation                       Dated as of

     Twenty-second Supplemental Indenture        September 1, 1975
     Twenty-third Supplemental Indenture         December 1, 1976
     Twenty-fourth Supplemental Indenture        January 1, 1978
     Twenty-fifth Supplemental Indenture         July 1, 1978
     Twenty-sixth Supplemental Indenture         May 1, 1979
     Twenty-seventh Supplemental Indenture       November 1, 1979
     Twenty-eighth Supplemental Indenture        December 1, 1980
     Twenty-ninth Supplemental Indenture         April 1, 1981
     Thirtieth Supplemental Indenture            December 1, 1981
     Thirty-first Supplemental Indenture         March 1, 1983
     Thirty-second Supplemental Indenture        September 1, 1983
     Thirty-third Supplemental Indenture         August 1, 1984
     Thirty-fourth Supplemental Indenture        November 1, 1984
     Thirty-fifth Supplemental Indenture         December 1, 1984
     Thirty-sixth Supplemental Indenture         December 1, 1985
     Thirty-seventh Supplemental Indenture       April 1, 1986
     Thirty-eighth Supplemental Indenture        November 1, 1986
     Thirty-ninth Supplemental Indenture         May 1, 1988
     Fortieth Supplemental Indenture             December 1, 1988
     Forty-first Supplemental Indenture          April 1, 1990
     Forty-second Supplemental Indenture         June 1, 1991
     Forty-third Supplemental Indenture          April 1, 1992
     Forty-fourth Supplemental Indenture         July 1, 1992
     Forty-fifth Supplemental Indenture          December 1, 1992
     Forty-sixth Supplemental Indenture          March 1, 1993
     Forty-seventh Supplemental Indenture        May 1, 1993
     Forty-eighth Supplemental Indenture         December 1, 1993
     Forty-ninth Supplemental Indenture          July 1, 1994
     Fiftieth Supplemental Indenture             September 1, 1994
     Fifty-first Supplemental Indenture          March 1, 1996
     Fifty-second Supplemental Indenture         March 1, 1998
     Fifty-third Supplemental Indenture          March 1, 1999
     Fifty-fourth Supplemental Indenture         June 1, 1999

which supplemental indentures were recorded in various Parishes in the State of Louisiana; and

     WHEREAS, in addition to the property described in the Mortgage, as supplemented, the Company has acquired certain other property, rights and interests in property; and

     WHEREAS, the Florida Company or the Company has heretofore issued, in accordance with the provisions of the Mortgage, as supplemented, the following series of First Mortgage Bonds:

                                          Principal       Principal
                                            Amount         Amount
                         Series             Issued        Outstanding

 3% Series due 1974                         $ 17,000,000       None
 3 1/8% Series due 1978                       10,000,000       None
 3% Series due 1980                           10,000,000       None
 4% Series due 1983                           12,000,000       None
 3 1/8% Series due 1984                       18,000,000       None
 4 3/4% Series due 1987                       20,000,000       None
 5% Series due 1990                           20,000,000       None
 4 5/8% Series due 1994                       25,000,000       None
 5 3/4% Series due 1996                       35,000,000       None
 5 5/8% Series due 1997                       16,000,000       None
 6 1/2% Series due September 1, 1997          18,000,000       None
 7 1/8% Series due 1998                       35,000,000       None
 9 3/8% Series due 1999                       25,000,000       None
 9 3/8% Series due 2000                       20,000,000       None
 7 7/8% Series due 2001                       25,000,000   $18,700,000
 7 1/2% Series due 2002                       25,000,000    23,000,000
 7 1/2% Series due November 1, 2002           25,000,000    15,259,000
 8% Series due 2003                           45,000,000       None
 8 3/4% Series due 2004                       45,000,000       None
 9 1/2% Series due November 1, 1981           50,000,000       None
 9 3/8% Series due September 1, 1983          50,000,000       None
 8 3/4% Series due December 1, 2006           40,000,000       None
 9% Series due January 1, 1986                75,000,000       None
10% Series due July 1, 2008                   60,000,000       None
10 7/8% Series due May 1, 1989                45,000,000       None
13 1/2% Series due November 1, 2009           55,000,000       None
15 3/4% Series due December 1, 1988           50,000,000       None
16% Series due April 1, 1991                  75,000,000       None
16 1/4% Series due December 1, 1991          100,000,000       None
12% Series due March 1, 1993                 100,000,000       None
13 1/4% Series due March 1, 2013             100,000,000       None
13% Series due September 1, 2013              50,000,000       None
16% Series due August 1, 1994                100,000,000       None
14 3/4% Series due November 1, 2014           55,000,000       None
15 1/4% Series due December 1, 2014           35,000,000       None
14% Series due December 1, 1992               60,000,000       None
14 1/4% Series due December 1, 1995           15,000,000       None
10 1/2% Series due April 1, 1993             200,000,000       None
10 3/8% Series due November 1, 2016          280,000,000       None
Series 1988A due September 30, 1988           13,334,000       None
Series 1988B due September 30, 1988           10,000,000       None
Series 1988C due September 30, 1988            6,667,000       None
10.36% Series due December 1, 1995            75,000,000       None
10 1/8% Series due April 1, 2020             100,000,000       None
Environmental Series A due June 1, 2021       52,500,000    52,500,000
Environmental Series B due April 1, 2022      20,940,000    20,940,000
7.74% Series due July 1, 2002                179,000,000    56,400,000
8 1/2% Series due July 1, 2022                90,000,000       None
Environmental Series C due December 1, 2022   25,120,000    25,120,000
6.00% Series due March 1, 2000               100,000,000       None
Environmental Series D due May 1, 2023        34,364,000    34,364,000
Environmental Series E due December 1, 2023   25,991,667    25,991,667
Environmental Series F due July 1, 2024       21,335,000    21,335,000
Collateral Series 1994-A, due July 2, 2017   117,805,000   109,290,000
Collateral Series 1994-B, due July 2, 2017    58,865,000    54,630,000
Collateral Series 1994-C, due July 2, 2017    31,575,000    29,290,000
8 3/4% Series due March 1, 2026              115,000,000   115,000,000
6 1/2% Series due March 1, 2008              115,000,000   115,000,000
5.80% Series due March 1, 2002                75,000,000    75,000,000
Environmental Series G due June 1, 2030       67,200,000    67,200,000


which bonds are also hereinafter sometimes called bonds of the First through Sixtieth Series, respectively; and

     WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

     WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restrictions if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may establish the terms and provisions of any series of bonds (other than the First Series) by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and

     WHEREAS, the Company now desires to create a new series of bonds and to add to its covenants and agreements contained in the Mortgage, as heretofore supplemented, certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage, as heretofore supplemented; and

     WHEREAS, the execution and delivery by the Company of this Fifty-fifth Supplemental Indenture, and the terms of the bonds of the Sixty-first Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          That Harris Trust Company of New York, resigning Corporate Trustee, hereby represents that pursuant to an Agreement and Plan of Merger dated as of March 18, 1999, Harris Trust Company of New York merged into Bank of Montreal Trust Company, the Corporate Trustee under the Mortgage, and effective July 1, 1999, the combined entity changed its name to Harris Trust Company of New York. By virtue of Section 105 of the Mortgage, Harris Trust Company of New York became successor Corporate Trustee under the Mortgage, without the execution or filing of any paper or the performance of any further act on the part of any other parties to the Mortgage;

          That Harris Trust Company of New York, resigning Corporate Trustee and Mark F. McLaughlin, resigning Co-Trustee are parties to this Fifty-fifth Supplemental Indenture solely for the purpose of resigning from their positions as Trustees under the Mortgage, as supplemented, and for the purpose of making the representations contained in the immediately preceding paragraph, and that they have no responsibility for the Sixty-first Series of bonds being issued hereunder;

          That the undersigned Harris Trust Company of New York is hereby giving written notice to the Company that it is resigning as Corporate Trustee under the Mortgage, such resignation to take effect at the close of business on May 15, 2000, unless previously a successor Corporate Trustee shall have been appointed as provided in the Mortgage, as heretofore supplemented, in which event such resignation shall take effect immediately on the appointment of such successor Corporate Trustee;

          That, pursuant to Section 102 of the Mortgage, as heretofore supplemented, and by order of its Board of Directors, the undersigned Entergy Louisiana, Inc. hereby appoints The Bank of New York as successor Corporate Trustee under the Mortgage, as heretofore supplemented, subject to the conditions of Article XVII thereof expressed, effective at the close of business on May 15, 2000;

          That the undersigned The Bank of New York, a New York banking corporation having its principal corporate trust office in the Borough of Manhattan, The City of New York, hereby accepts its said appointment by Entergy Louisiana, Inc., as successor Corporate Trustee under the Mortgage, as heretofore supplemented;

          That the undersigned Harris Trust Company of New York hereby acknowledges receipt of an executed counterpart of this instrument;

          That the undersigned Mark F. McLaughlin is hereby giving written notice to the Company that he is resigning as Co-Trustee under the Mortgage, such resignation to take effect at the close of business on May 15, 2000, unless previously a successor Co-Trustee shall have been appointed as provided in the Mortgage, as heretofore supplemented, in which event such resignation shall take effect immediately on the appointment of such successor Co-Trustee;

          That, pursuant to Section 103 of the Mortgage, as heretofore supplemented, the undersigned The Bank of New York, as successor Corporate Trustee hereby appoints Stephen J. Giurlando as successor Co-Trustee under the Mortgage, as heretofore supplemented, subject to the conditions of Article XVII thereof expressed, effective at the close of business on May 15, 2000, and the undersigned Entergy Louisiana, Inc. joins The Bank of New York in such appointment;

          That the undersigned Stephen J. Giurlando, a citizen of the United States of America, hereby accepts his said appointment by The Bank of New York as successor Co-Trustee under the Mortgage, as heretofore supplemented;

          That the undersigned Mark F. McLaughlin hereby acknowledges receipt of an executed counterpart of this instrument;

          That the undersigned resigning Trustees will proceed with the publication of the notice of resignation as provided in
Section 101 of the Mortgage in substantially the form provided in Exhibit A hereto annexed;

          That the Company will proceed with the publication of the notice of appointment as provided in Section 102 of the Mortgage in substantially the form provided in Exhibit A hereto annexed; and

          That the Company, in consideration of the premises and of One Dollar to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment both of the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, hypothecates, affects, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto Mark F. McLaughlin who is hereby resigning as Co-Trustee effective at the close of business on May 15, 2000, and (to the extent of its legal capacity to hold the same for the purposes hereof) to Harris Trust Company of New York, which is hereby resigning as Corporate Trustee effective at the close of business on May 15, 2000, and effective at the close of business on May 15, 2000, unto Stephen J. Giurlando and (to the extent of its legal capacity to hold the same for the purpose hereof) to The Bank of New York, as Trustees under the Mortgage, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all of the property now owned by the Company and specifically described in the Mortgage, as supplemented, and all the following described properties of the Company, whether now owned or hereafter acquired, namely:

                          PARAGRAPH ONE

     The Electric Generating Plants, Plant Sites and Stations, and all ownership interests therein, of the Company, including all electric works, power houses, buildings, pipe lines and structures owned by the Company and all land of the Company on which the same are situated and all of the Company's lands, together with the buildings and improvements thereon, and all rights, ways, servitudes, prescriptions, and easements, rights-of-way, permits, privileges, licenses, poles, wires, machinery, implements, equipment and appurtenances, forming a part of said plants, sites or stations, or any of them, or used or enjoyed, or capable of being used or enjoyed in conjunction with any of said power plants, sites, stations, lands and property.

                          PARAGRAPH TWO

     The Electric Substations, Switching Stations, Microwave installations and UHF-VHF installations of the Company, and the Sites therefor, including all buildings, structures, towers, poles, all equipment, appliances and devices for transforming, converting, switching, transmitting and distributing electric energy, and for communications, and the lands of the Company on which the same are situated, and all of the Company's lands, rights, ways, servitudes, prescriptions, easements, rights-of-way, machinery, equipment, appliances, devices, licenses and appurtenances forming a part of said substations, switching stations, microwave installations or UHF-VHF installations, or any of them, or used or enjoyed or capable of being used or enjoyed in conjunction with any of them.

                         PARAGRAPH THREE

     All and Singular the Miscellaneous Lands and Real Estate  or
Rights and Interests therein of the Company now owned, or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired during the existence of this trust.

                         PARAGRAPH FOUR

     The Electric Transmission Lines of the Company, including the structures, towers, poles, wires, cables, switch racks, conductors, transformers, pole type substations, insulators and all appliances, devices and equipment used or useful in connection with said transmission lines and systems, and all other property, real, personal or mixed, forming a part thereof or appertaining thereto, together with all rights-of-way, easements, prescriptions, servitudes, permits, privileges, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any public streets or highways or other lands, public or private.

                         PARAGRAPH FIVE

     The Electric Submarine Cables of the Company, including the wires, cables, switch racks, conductors, conduits, transformers, substations, insulators and all appliances, devices and equipment used or useful in connection with said submarine cables, and all other property, real, personal or mixed, forming a part thereof or appertaining thereto, together with all rights-of-way, easements, prescriptions, servitudes, permits, privileges, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof.

     And also all extensions, replacements, branches, taps, developments and improvements of said submarine cables, or any of them, and all other submarine cables owned by the Company wherever situated, whether now owned or hereafter acquired and/or constructed, as well as all of the Company's rights-of-way, easements, permits, privileges, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof, subject, however, to the provisions of Section 87 of the Mortgage.

                          PARAGRAPH SIX

     The Electric Distribution Lines and Systems of the Company, including the structures, towers, poles, wires, insulators and
appurtenances,   appliances,   conductors,   conduits,    cables,
transformers,   meters,   regulator  stations   and   regulators,
accessories, devices and equipment and all of the Company's other property, real, personal or mixed, forming a part of or used, occupied or enjoyed in connection with or in anywise appertaining to said distribution lines and systems, together with all of the
Company's   rights-of-way,  easements,  permits,   prescriptions,
privileges, municipal or other franchises, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof, through, over, under, or upon
any   public  streets  or  highways,  public  or  private  lands, including all additions, improvements or replacements to all of the distribution systems located in the municipalities and parishes set forth in the Mortgage and in the First through Fifty-fourth Supplemental Indentures.

     And also all branches, extensions, improvements and developments of or appertaining to or connected with said distribution lines, systems or any of them, and all other distribution systems of the Company and parts and portions thereof, wherever situated, whether connected or not connected with any of the foregoing systems and whether now owned or hereafter acquired, as well as all of the Company's rights-of-way, easements, privileges, prescriptions, permits, municipal or other franchises, consents and rights for or relating to the construction, maintenance or operation thereof or any part or portion thereof, through, over, under or upon any public streets or highways or public or private lands, whether now owned or hereafter acquired, subject, however, to the provisions of
Section 87 of the Mortgage.

                         PARAGRAPH SEVEN

     The certain franchises, privileges, permits, grants and consents for the construction, operation and maintenance of electric systems in, on and under streets, alleys, highways, roads, and public grounds, areas and rights-of-way, and/or for the supply and sale of electricity, and all rights incident thereto, which were granted by the governing bodies of the respective municipalities, parishes and public authorities in the State of Louisiana.

     Also all other franchises, privileges, permits, grants and consents owned or hereafter acquired by the Company for the construction, operation and maintenance of electric systems in, on or under streets, alleys, highways, roads, and public grounds, areas and rights-of-way and/or for the supply and sale of electricity and all rights incident thereto, subject, however, to the provisions of Section 87 of the Mortgage.

     All other property, real, personal and mixed, acquired by the Company after the date of the execution and delivery of the Mortgage, in addition to property covered by the First through Fifty-fourth Supplemental Indentures (except any herein or in the Mortgage or in said Supplemental Indentures expressly excepted), now owned or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Fifty-fifth Supplemental Indenture) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts and all other rights or means for appropriating, conveying, storing and supplying water; all rights-of-way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture and chattels; all municipal and other franchises, consents, or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose, including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.

     TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

     IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 87 of the Mortgage, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), shall be and are as fully granted and conveyed hereby and as fully embraced within the lien hereof and the lien of the Mortgage, as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.

     PROVIDED THAT the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Fifty-fifth Supplemental Indenture and from the lien and operation of the
Mortgage, namely: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business and fuel, oil and similar materials and supplies consumable in the operation of any properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; (3) bills, notes and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the lien of the Mortgage; (5) electric energy, gas, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; all timber, minerals, mineral rights and royalties; (6) the Company's franchise to be a corporation; and (7) any property heretofore released pursuant to any provisions of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or their successor or successors in said trust or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in
Section 65 thereof.

     TO HAVE AND TO HOLD ALL such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto Mark F. McLaughlin and Stephen J. Giurlando and (to the extent of its legal capacity to hold the same for the purposes hereof) to Harris Trust Company of New York and The Bank of New York, as resigning and successor Trustees, respectively, and their successors and assigns forever.

     IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as supplemented, this Fifty-fifth Supplemental Indenture being supplemental thereto.

     AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors as Trustees of said property in the same manner and with the same effect as if said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustees by the Mortgage as a part of the property therein stated to be conveyed.

     The Company further covenants and agrees to and with the Trustees and their successor or successors in said trust under the Mortgage as follows:

                            ARTICLE I

                    SIXTY-FIRST SERIES BONDS

     SECTION 1. There shall be a series of bonds designated "8-1/2% Series due June 1, 2003" (herein sometimes called the "Sixty-first Series"), each of which shall also bear the descriptive title "First Mortgage Bond", and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Sixty-first Series (which shall be initially issued in the aggregate principal amount of $150,000,000) shall be dated as in Section 10 of the Mortgage provided, shall mature on June 1, 2003, shall be issued as fully registered bonds in any integral multiple or multiples of One Thousand Dollars, and shall bear interest at the rate of 8-1/2% per annum, from May 23, 2000, if the date of said bonds is prior to December 1, 2000, or if the date of said bonds is after December 1, 2000, from the June 1 or December 1 next preceding the date of said bonds, payable on December 1, 2000 for the period from May 23, 2000 to December 1, 2000, and thereafter semi-annually on June 1 and December 1 of each year, the principal of and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

     So long as all of the bonds of the Sixty-first Series are held by The Depository Trust Company or its nominee, or a successor thereof, the record date for the payment of interest on the bonds of the Sixty-first Series shall be the Business Day
immediately  preceding  the  date  on  which  interest  is   due;
provided, however, that the record date for the payment of interest which is paid after the date such interest is due, shall be the Business Day immediately preceding the date on which such interest is paid. Interest on the bonds of the Sixty-first Series shall be paid to the Person in whose name such bonds of the Sixty-first Series are registered at the close of business on the record date for the payment of such interest.

     The Company reserves the right to establish, at any time, by Resolution of the Board of Directors of the Company, a form of coupon bond, and of appurtenant coupons, for the Sixty-first Series and to provide for exchangeability of such coupon bonds with the bonds of said Series issued hereunder in fully registered form and to make all appropriate provisions for such purpose.

     (I) Bonds of the Sixty-first Series shall be redeemable at the option of the Company, in whole at any time, or in part from time to time, prior to maturity, upon notice, as provided in
Section 52 of the Mortgage, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption, at a redemption price equal to the greater of (A) 100% of the principal amount of the bonds of the Sixty-first Series to be redeemed and (B) as determined by the Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal of and interest on the bonds of the Sixty-first Series being redeemed (excluding the portion of any such
interest  accrued  to  the  redemption  date),  discounted   (for
purposes of determining such present values) to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus
 .125%, plus, in each case, accrued interest thereon to the redemption date.

     "Adjusted  Treasury  Rate"  means,  with  respect   to   any
redemption date:

     (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the bonds of the Sixty-first Series, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

     (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     The Adjusted Treasury Rate shall be calculated on the third business Day preceding the redemption date.

     "Business Day" means any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Corporate Trustee is closed for business.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the bonds of the Sixty-first Series that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the bonds of the Sixty-first Series.

     "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of five Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest such Reference Treasury Dealer Quotations or
(2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

     "Independent Investment Banker" means Morgan Stanley  &  Co.
Incorporated or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

     "Reference Treasury Dealer" means (1) Morgan Stanley & Co. Incorporated and its successors; provided, however, that if it shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Company.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m. on the third Business Day preceding such redemption date.

     (II) Bonds of the Sixty-first Series shall also be redeemable, in whole at any time, or in part from time to time, prior to maturity, upon like notice, by the application (either at the option of the Company or pursuant to the requirements of the Mortgage) of cash delivered to or deposited with the Corporate Trustee pursuant to the provisions of Section 37 of the Mortgage or cash deposited with the Corporate Trustee pursuant to the provisions of Section 64 of the Mortgage, in each case, at the special redemption price of 100% of the principal amount of the bonds of the Sixty-first Series to be redeemed together with accrued interest thereon to the date fixed for redemption, provided, however, that bonds of the Sixty-first Series shall only be redeemable pursuant to the provisions of Section 64 with cash deposited with the Corporate Trustee resulting from Mortgaged and Pledged Property being taken by the exercise of the power of eminent domain and/or the exercise by any governmental body or agency of any right which it may have to purchase or designate a purchaser of any part of such property and/or any of such property is sold by the Company to one or more Federal, State, County, Municipal or other governmental bodies or agencies or public or semi-public corporations, districts or authorities.

     (III) At the option of the registered owner, any bonds of the Sixty-first Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the Sixty-first Series of other authorized denominations.

     Bonds of the Sixty-first Series shall be transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

     Upon any exchange or transfer of bonds of the Sixty-first Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of said Series.

                           ARTICLE II

                        DIVIDEND COVENANT

     SECTION 2. The Company covenants that, so long as any of the bonds of the Sixty-first Series are Outstanding, it will not declare any dividends on its Common Stock (other than (a) a dividend payable solely in shares of its Common Stock, or (b) a dividend payable in cash in cases where, concurrently with the payment of such dividend, an amount in cash equal to such dividend is received by the Company as a capital contribution or as the proceeds of the issue and sale of shares of its Common Stock) or make any distribution on outstanding shares of its
Common Stock or purchase or otherwise acquire for value any outstanding shares of its Common Stock (otherwise than in exchange for or out of the proceeds from the sale of other shares of its Common Stock) if, after such dividend, distribution, purchase or acquisition, the aggregate amount of such dividends, distributions, purchases and acquisitions paid or made subsequent to May 14, 2000 (other than any dividend declared by the Company on or before May 14, 2000 for payment on or before July 1, 2000) exceeds (without giving effect to (i) any of such dividends, distributions, purchases or acquisitions, or (ii) any net transfers from earned surplus to stated capital accounts) the sum of (a) the aggregate amount credited subsequent to May 14, 2000, to earned surplus, (b) $345,000,000 and (c) such additional amounts as shall be authorized or approved, upon application by the Company, by the Securities and Exchange Commission, or by any successor commission thereto, under the Public Utility Holding Company Act of 1935.

     For the purposes of this Section 2, the aggregate amount credited subsequent to May 14, 2000, to earned surplus shall be determined in accordance with generally accepted accounting principles and practices after making provision for dividends upon any preferred stock of the Company accumulated subsequent to such date, but in such determination there shall not be considered charges to earned surplus applicable to the period prior to May 15, 2000 including, but not limited to, charges to earned surplus for write-offs or write-downs of book values of assets owned by the Company on May 14, 2000.

                           ARTICLE III

                    MISCELLANEOUS PROVISIONS

     SECTION 3. The holders of the bonds of the Sixty-first Series shall be deemed to have consented and agreed that the Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of the bonds of the Sixty-first Series entitled to consent to any amendment or supplement to the Mortgage or the waiver of any provision thereof or any act to be performed thereunder. If a record date is fixed, those persons who were holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

     SECTION 4. Subject to any amendments provided for in this Fifty-fifth Supplemental Indenture, the terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this Fifty-fifth Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.

     SECTION 5. So long as any bonds of the Sixty-first Series shall remain Outstanding, in each Net Earning Certificate made pursuant to Section 7 of the Mortgage there shall be included in operating expenses for the twelve (12) months period with respect to which such certificate is made an amount, if any (not otherwise included), equal to the provisions for amortization of any amounts included in utility plant acquisition adjustment accounts for such period.

     SECTION 6. So long as any bonds of the Sixty-first Series shall remain Outstanding, subdivision (2) of Section 7 of the Mortgage is hereby amended by adding thereto the following words "provided, further, that the amount so included in such operating expenses in lieu of the amounts actually appropriated out of income for retirement of the Mortgaged and Pledged Property used primarily and principally in the electric, gas, steam and/or hot water utility business and the Company's automotive equipment used in the operation of such property shall not be less than the amounts so actually appropriated out of income".

     SECTION 7. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore amended, set forth and upon the following terms and conditions:

     The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifty-fifth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XVII of the Mortgage, as heretofore amended, shall apply to and form part of this Fifty-fifth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Fifty-fifth Supplemental Indenture.

     SECTION 8. Whenever in this Fifty-fifth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, as heretofore amended, be deemed to include the successors and assigns of such party, and all covenants and agreements in this Fifty-fifth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustees, or either of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

     SECTION 9. Nothing in this Fifty-fifth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Fifty-fifth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Fifty-fifth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons Outstanding under the Mortgage.

     SECTION 10. It is the intention and it is hereby agreed that, so far as concerns that portion of the Mortgaged and Pledged Property situated within the State of Louisiana, the general language of conveyance contained in this Fifty-fifth Supplemental Indenture is intended and shall be construed as words of hypothecation and not of conveyance, and that, so far as the said Louisiana property is concerned, this Fifty-fifth Supplemental Indenture shall be considered as an act of mortgage and pledge under the laws of the State of Louisiana, and the Trustees herein named are named as mortgagee and pledgee in trust for the benefit of themselves and of all present and future holders of bonds and coupons issued and to be issued under the Mortgage, and are irrevocably appointed special agents and representatives of the holders of the bonds and coupons issued and to be issued under the Mortgage and vested with full power in their behalf to effect and enforce the mortgage and pledge hereby constituted for their benefit, or otherwise to act as herein provided for.

     SECTION 11. This Fifty-fifth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.


     IN WITNESS WHEREOF, ENTERGY LOUISIANA, INC. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries, for and in its behalf, and HARRIS TRUST COMPANY OF NEW YORK, in acknowledgement of its resignation as Corporate Trustee, has caused its corporate name to be hereto affixed, and this instrument to be signed by one of its Authorized Signers and to be attested by one of its Authorized Signers and THE BANK OF NEW YORK, in token of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be attested by one of its Assistant Treasurers and MARK F. McLAUGHLIN in acknowledgment of his resignation as Co-Trustee and STEPHEN J. GIURLANDO, in token of his acceptance of the trust hereby created, has hereunto set his hand and affixed his seal, all as of the day and year first above written.

                                 ENTERGY LOUISIANA, INC.



                                 _______________________________
                                 Steven C. McNeal
                                 Vice President and Treasurer






Attest:

___________________
Assistant Secretary


Executed, sealed and delivered by
ENTERGY LOUISIANA, INC.
in the presence of:


__________________________

__________________________

                                 HARRIS  TRUST  COMPANY  OF   NEW
                                 YORK

                                 By: _______________________________



Attest:

__________________________________









                                                             [L.S.]
                                 Mark F. McLaughlin
                                 As Resigning Co-Trustee


Executed and delivered by HARRIS
TRUST COMPANY OF NEW YORK
and MARK F. McLAUGHLIN in the presence of:

                                 THE BANK OF NEW YORK
                                 As Successor Corporate Trustee

                                 By: _______________________________
                                      Robert Massimillo
                                      Assistant Vice President


Attest:

_______________________________
Assistant Treasurer

                                 By: ______________________________
                                      Stephen J. Giurlando
                                      As Successor Co-Trustee



Executed sealed and delivered by
THE BANK OF NEW YORK and
Stephen J. Giurlando
in the presence of:

_______________________________
__________________________

STATE OF LOUISIANA
                       }    ss.:
PARISH OF ORLEANS

     On this _____ day of May, 2000, before me appeared STEVEN C. MCNEAL, to me personally known, who, being by me duly sworn, did say that he is Vice President and Treasurer of ENTERGY LOUISIANA, INC., and that the seal affixed to the above instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said STEVEN C. MCNEAL, acknowledged said instrument to be the free act and deed of said corporation.

     On the _____ day of May, in the year 2000, before me personally came STEVEN C. MCNEAL, to me known, who, being by me duly sworn, did depose and say that he resides at 7903 Winner's Circle, Mandeville, Louisiana 70448; that he is Vice President and Treasurer of ENTERGY LOUISIANA, INC., one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.




                                         Denise C. Redmann
                                              Notary Public
                                   Parish of Orleans, State of Louisiana
                                    My Commission is Issued for Life

STATE OF NEW YORK
                        }    ss.:
COUNTY OF NEW YORK

     On this _____ day of May, 2000, before me appeared_______________, to me personally known, who, being by me duly sworn, did say that he is a Authorized Signatory of HARRIS TRUST COMPANY OF NEW YORK, and corporation that said instrument was signed on behalf of said corporation, and said _________________acknowledged said instrument to be the free act and deed of said corporation.

     On the _____ day of May in the year 2000, before me personally came__________________, to me known, who, being by me duly sworn, did depose and say that he resides at _______________________________________; that he is an Authorized
Signatory of HARRIS TRUST COMPANY OF NEW YORK one of the corporations described in and which executed the above instrument; signed his name thereto by like order.



                                     Notary Public, State of New York
                                         No. __________________
                                      Qualified in ________ County
                                   Commission Expires ______________

STATE OF NEW YORK
                    }    ss.:
COUNTY OF NEW YORK

     On this _____ day of May, 2000, before me appeared ROBERT MASSIMILLO to me personally known, who, being by me duly sworn, did say that he is an Assistant Vice President of THE BANK OF NEW YORK, and that the seal affixed to the above instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said Robert Massimillo acknowledged said instrument to be the free act and deed of said corporation.

     On the _____ day of May in the year 2000, before me personally came ROBERT MASSIMILLO, to me known, who, being by me duly sworn, did depose and say that he resides at _______________________________________; that he is an Assistant
Vice President of THE BANK OF NEW YORK, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.



                                  Notary Public, State of New York
                                         No. __________________
                                      Qualified in ________ County
                                   Commission Expires ______________

STATE OF NEW YORK
                    }    ss.:
COUNTY OF NEW YORK


     On this _____ day of May, 2000, before me appeared MARK F. MCLAUGHLIN, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

     On the _____ day of May, 2000, before me personally came MARK
F. McLAUGHLIN, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same.



                                     Notary Public, State of New York
                                         No. _____________
                                    Qualified in _______________ County
                                    Commission Expires ________________

STATE OF NEW YORK
                    }    ss.:
COUNTY OF NEW YORK

     On this _____ day of May, 2000, before me appeared STEPHEN J. GIURLANDO, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

     On the _____ day of May, 2000, before me personally came STEPHEN J. GIURLANDO, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same.



                                     Notary Public, State of New York
                                         No. _____________
                                     Qualified in _______________ County

     EXHIBIT A

                     ENTERGY LOUISIANA, INC.

      Mortgage and Deed of Trust dated as of April 1, 1944,
                         as supplemented

    NOTICE OF RESIGNATION OF CORPORATE TRUSTEE AND CO-TRUSTEE

     NOTICE IS HEREBY GIVEN, pursuant to Section 101 of the above-mentioned Mortgage, of the resignation of Harris Trust Company of New York as Corporate Trustee and Mark F.
     McLaughlin as Co-Trustee under the Mortgage, such resignation to take effect at the close of business on May 15, 2000.

                              HARRIS TRUST COMPANY OF NEW YORK
                                   as Corporate Trustee

     May 15, 2000

      NOTICE OF APPOINTMENT OF SUCCESSOR CORPORATE TRUSTEE
                    AND SUCCESSOR CO-TRUSTEE

           NOTICE IS HEREBY GIVEN pursuant to Section 102 of the above-mentioned Mortgage, that by authority of the Board of Directors of Entergy Louisiana, Inc., The Bank of New York has been appointed successor Corporate Trustee under the Mortgage and has accepted such appointment, effective at the close of business on May 15, 2000, and that pursuant to
     Section 103 of the Mortgage, Stephen J. Giurlando has been appointed by The Bank of New York, successor Co-Trustee under the Mortgage and has accepted such appointment, effective at the close of business on May 15, 2000.

                              ENTERGY LOUISIANA INC.
                              AND THE BANK OF NEW YORK,
                              As Corporate Trustee

     May 15, 2000